UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2008

_______________

RUDY NUTRITION
(Exact name of registrant as specified in its charter)

Nevada	000-32849	11-2751630
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

P.O. Box 93507, Las Vegas, NV 89118
(Address of principal executive offices, including zip code)

(866)783-9738
(Registrant's telephone number, including area code)

AccuPoll Holding Corp
(Former Name)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2:  FINANCIAL INFORMATION

Item 2.01    Completion Of Acquisition Or Disposition Of Assets

On February 11, 2008, Rudy Nutrition (“Nutrition”) completed the acquisition (“Acquisition”) of Rudy Beverage, Inc. (“Rudy”).  With the acquisition of RBI, Rudy has become a manufacturer of health conscious beverages. Under the terms of the acquisition, Rudy issued 35,000,000 shares (“Rudy Shares”) of its restricted common stock in exchange for 100% of the issued and outstanding shares of RBI.

RBI was incorporated in Nevada in November 2005 to develop and sell health conscious beverages as an alternative to sugar laden sodas and sports drinks.  With some professional assistance, RBI developed “Rudy Revolution” to target the active individual and “Rudy Flying Colors” for children.  Both formulas included a beneficial mixture of vitamins, electrolytes, carbohydrates and utilized xylitol as an alternative sweetener.

Item 3.02    Unregistered Sales Of Equity Securities

In connection with the transaction described in Item 2.01 above, Rudy issued the 35,000,000 Rudy Shares of its restricted common stock, effective as of February 11, 2008.  The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01    Changes In Control Of Registrant

1.           See Item 2.01 above.  The three (3) shareholders of RBI acquired an aggregate of 35,000,000 shares of restricted Rudy common stock, in connection with the Acquisition.  Prior to the issuance of the shares, Rudy had approximately 43,300 shares outstanding as a result of a 9000 to 1 reverse stock split which became effective on January 21, 2008.  The Rudy Shares currently represent in excess of 99.5% of the outstanding shares of the common stock of Rudy.

2.           Applicable Form 10SB information pursuant to Item 5.01(8) is set forth below as follows:

(A)  Business:  Rudy Beverage, Inc. was founded by Daniel “Rudy” Ruettiger whose “Never Quit” attitude, led him to attend and play football for the University of Notre Dame.  His exploits were dramatized in the Tri-Star film “Rudy”.  Rudy has a dream of making a healthier America by offering healthier foods which can help fight obesity and lesson the effects of diseases such as diabetes.  To this end Rudy Beverage, Inc. (“Rudy” or the “Company”) was incorporated in Nevada in November 2005 to develop and sell health conscious beverages as an alternative to sugar laden sodas and sports drinks.  With some professional assistance, Rudy developed “Rudy Revolution” to target the active individual and “Rudy, Rudy Flying Colors” for children.  Both formulas included a beneficial mixture of vitamins, electrolytes, carbohydrates and utilized xylitol as an alternative sweetener.  Xylitol is a natural low calorie sweetener derived from the bark of Birch trees.  It has been clinically shown to decrease the formation of certain bacteria and plaques in the mouth thus reducing tooth decay and some ear infections.  Xylitol also helps reduce “dry” mouth.  It is best known as a sweetener in some chewing gums.
Production of the proprietary formulas began in June 2006.  A network of brokers and distributors was set up in various parts of the country.  Rudy test marketed the product in select markets, Boston, Buffalo, St. Louis, Hartford and Colorado Springs among other cities.  In several blind taste tests, Rudy outperformed Gatorade® and PowerAde®.

Analysis by beverage professionals including Bevnet, led Rudy to redevelop the formula, packaging and marketing.  Moreover, further professional analysis by a group of MBA’s, lawyers and CPA’s close to Mr. Ruettiger led to a total overhaul of the Company.  In January 2007, a group of investors formed Rudy Partners, Ltd and purchased Rudy from Global Beverage Solutions, Inc.

Rudy changed the bottles from high density “milk jug” plastic with expensive sleeved labels to more traditional clear PET plastic with standardized labels.  Despite its superior formulation, Rudy Revolution was being touted as an alternative to Gatorade® which has no vitamins and considerably more sugar.  The new formulation is comparable to a Vitamin Water® but much different because it contains electrolytes, carbohydrates and a low calorie natural sweetener.  The labels now focus on the instantly recognizable brand “Rudy”/”Rudy 45” and dropped the name Revolution.  The new labels were developed on ideas from a large New York based professional advertising agency.  The product mix was also changed from 9 flavors among 2 products and 4 individual package sizes to 4 flavors in a single product with three sizes; 12, 20 and 32 ounces.  Production was moved from a North Carolina dairy to a mainstream bottler in Chicago.  The Chicago location serves a much broader distribution area.  Net margins from the repackaging and repositioning are expected to increase by 27%.  These decisions were arrived at after careful analysis of the prior test marketing and continued professional advice including an in depth marketing study by a group of Notre Dame MBA students.

On October 7, 2007, Rocco “Rocky” Brandonisio became President of Rudy Beverage, Inc.  Mr. Brandonisio has over 20 years experience in the marketing, sales and distribution of beverages and snack products.  Mr. Brandonisio has been instrumental in developing a marketing strategy to introduce the Rudy products through the vending channel.  Through Mr. Brandonisio efforts, Rudy has entered into a national distribution agreement with Vistar, Inc. for sales to vending operators such as nationally recognized Canteen, Inc.  Vistar is the largest wholesaler of products to vending company operators and has recently purchased a national “DSD” distributor which sells to convenience stores.  Mr. Brandonisio with the assistance of food broker Focus 365 of California has signed on a number of brokers throughout the country to sell Rudy products to other distributors.  Rudy has recently begun sales of the revised product in the Las Vegas area through an existing company operated by Mr. Brandonisio.

During January 2008, Venture Media Services filmed a short feature with Hugh Downs as the narrator, on Rudy which will be shown on PBS, ESPN and the Discovery Channel and the Internet.  Several planned appearances by Mr. Ruettiger on national talk shows will publicize the Rudy beverages.  A number of in-store and on-machine advertising will promote the product.  Some advertising will appear in magazines to help educate mothers concerned for their children.

The current formulation focuses more on hydrating active individuals.  The second product under development will target those with a more sedentary lifestyle with more vitamins and a revolutionary new sweetener for a product with near zero calories.  Also under development are a power bar and low calories health snacks including brownies.

(B) Management’s Discussion and Analysis of Financial Condition and Results of Operations:  From time to time, we may publish forward-looking statements relative to such matters as anticipated financial results, business prospects, technological developments and similar matters.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  The following discussion and analysis should be read in conjunction with the Financial Statements and the accompanying Notes to Financial Statements appearing elsewhere in this report.  All statements other than statements of historical fact included in this report are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, the following: our current liquidity needs; changes in the economy; our inability to raise additional capital; our involvement in potential litigation; the variability and timing of business opportunities; changes in accounting policies and practices; the effect of internal organizational changes; adverse state and federal regulation and legislation; and the occurrence of extraordinary or catastrophic events and terrorist acts.  These factors and others involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations.  Inclusion of any information or statement in this report does not necessarily imply that such information or statement is material.  We do not undertake any obligations to release publicly revised or updated forward-looking information, and such information included in this report is based on information currently available and may not be reliable after this date.

GOING CONCERN AND LIQUIDITY:

Rudy Beverage has experienced significant liquidity restraints.  During fiscal 2006 we received $1,019,411 in funding from Global Beverage Solutions, Inc. (“Global Beverage”) to fund our startup.  Initial sales commenced in June 2006.  During fiscal 2007 and until Global Beverage sold its interest in Rudy Beverage to Rudy Partners, Ltd., Global advanced an additional $798,632 in funding while other related parties advanced $190,339.

We have lacked the equity capital to generate sufficient sales with sufficient profit to fund our business plan.  We plan to use the resources afforded by a public company to raise funds through private placements of our common stock and to issue common stock in exchange for certain obligations.

There can be no assurance that revenues from operations and private placement sales of our common stock will be sufficient to fund our current business plan.  Our ability to continue as a going concern depends upon our success in executing these plans.

CAPITAL REQUIREMENTS:

We expect to contract with bottlers to produce our product.  Accordingly, we do not expect to have any significant capital expenditure requirements.

RESULTS OF OPERATIONS:

Revenue and Cost of Product Sold

Our revenues increased from $64,623 to $367,639 ($303,016 – 469%) in fiscal 2007 as compared to fiscal 2006.  Our initial sales did not commence until June 2006.  Accordingly, the 2006 period only included one month of sales.  Sales in fiscal 2007 have been restricted due to both lack of capital required to expand marketing efforts and delays in obtaining smaller bottle sizes to meet customer requirements.

In fiscal 2007, cost of product sold includes $296,549 for damaged and obsolete product.  Excluding this write-down, we had gross profit of 8% in fiscal 2007 as compared to 15% in fiscal 2006.  The fiscal 2006 period only included one month of sales and would not necessarily be representative of what could be expected for a full fiscal year.

Selling and Marketing Expense

Selling and marketing expenses amounted to $256,566 in fiscal 2007 as compared to $388,144 in fiscal 2006.  The primary reason for the decline was a reduction in advertising in fiscal 2007.  The initial advertising campaign that began in fiscal 2006 was not effective in generating sufficient sales and was abandoned to concentrate on a different strategy.

General and Administrative Expense

General and administrative expense amounted to $698,269 in fiscal 2007 as compared to $557,945 in fiscal 2006.  The primary increase in fiscal 2007 resulted from an increased payroll for fiscal 2007 as compared to fiscal 2006, together with the related increases in benefits and travel.  Payroll was substantially reduced during the last half of fiscal 2007.

Asset Impairment

Our operating segment was tested for impairment at the end of fiscal 2007 and the fair value was estimated based on the expected present value of future cash flows.  We determined when using a conservative revenue forecast that we would not attribute any value to our goodwill.  Accordingly, we reduced the carrying value of the goodwill to zero and recorded an impairment loss of $4,852,000.  We also abandoned equipment with a cost of $102,711 and a net book value of $83,715 at the end of fiscal 2007.  The equipment was primarily printing plates and dies for which we had no future use.

OFF BALANCE SHEET ARRANGEMNETS:

None.

TABULAR DISCLOSURE OF CONTRACTUAL ARRANTEMENTS:

None.

(C)  Property:  Nutrition does not own or lease any real property at this time.

(D)  Security Ownership:  In connection with the Acquisition, the 35,000,000 Rudy Shares were issued as follows:

Name	No. of Shares	Percentage of Outstanding
Ruettiger Family Trust (1)	857,843	2.45%
P.O. Box 93507
Las Vegas, NV 89118

Drew Carver	857,843	2.45%
P.O. Box 93507
Las Vegas, NV 89118

Rudy Partners, Ltd. (2)	33,284,314	94.9%
P.O. Box 93507
Las Vegas, NV 89118
__________________________

(1)  The beneficiaries of their Trust are Jessica, Daniel and Cheryl Ruettiger, the wife andchildren of Mr. Ruettiger.
(2) Daniel Ruettiger, CEO, Secretary and Director of Rudy, owns 43.23% of RudyPartners, Ltd.

AUDIT COMMITTEE FINANCIAL EXPERT:

We do not have an audit committee financial expert (as defined in Item 401 of Regulation S-K) serving on our Board of Directors. We have not yet employed an audit committee financial expert on our Board due to the inability to attract such a person. Within the next fiscal year, we expect to obtain Directors and Officers insurance which we expect will help to attract such a member to our Board. In addition, our financial position has made it difficult to place such an individual on our Board of Directors.

CODE OF ETHICS:

We have adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors and employees. Upon request, we will provide to any person without charge a copy of our Code of Ethics. Any such request should be made to Attn: D. Ruettiger, P.O. Box 93507, Las Vegas, NV 89118.  Our telephone number is (866)783-9738. We are in the process of building a section of our website at www.Rudy.com where our Code of Ethics will be available to investors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT:

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of copies of such reports furnished to us, we believe that during the fiscal year ended June 30, 2008, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities will comply with all Section 16(a) filing requirements.

(E)  Officers and Directors:  See Item 5.02 below.  These individuals were elected to their respective offices in connection with the Acquisition.  See also Item 2.01 above.  Below is the business and related background information regarding each director and executive officer of Rudy:

Rudy Ruettiger: Chief Executive Officer, Secretary and Director:

Rudy has the notoriety of his famous football play at The University Notre Dame game in 1975.   TRISTAR Productions immortalized his life’s story by creating a movie named “Rudy” in 1993.

Today Rudy is one of the most sought after motivational speakers declaring his powerful message of “Yes I Can”.  Rudy entertains international corporate audiences, school children, university students and professional athletes to name a few.  He has shared a stage with some great leaders and speakers including George Bush, General Colin Powell, First Lady Barbara Bush, Joe Montana, Zig Ziglar and Christopher Reeve.  In addition he has had many media appearances some of which include, People Magazine, Sports Illustrated, US Magazine, Readers Digest, ABC Good Morning America and NBC Talk Live.

Rudy is a distinguished author who has co-authored several books and produced a motivational tape series.  In addition, Rudy has become a great humanitarian, and established a Rudy Foundation with a mission to help children of all ages around the world.  Rudy also has an Award Program to recognize children who make outstanding efforts to live their lives with Rudy’s positive outlook and self improvement.

Rudy has received many honors over the years including the keys to many cities, Honorary Doctorate Degree from Our Lady Of Holy Cross College, Honorary assist to the Attorney General of Louisiana, Distinguished American Award, Recognition from George Bush, The White House and the House of Representatives in Texas, a Proclamation from the Governor of Nevada granting an Official Rudy Award Day and Inducted into the Speakers Hall of Fame.

Rocky Brandonisio: President and Director:

Born and raised in Chicago, IL. Rocky Brandonisio started in the vending and food service industry in the late 1970s working for various local, regional and nationally known companies such as Aramark.

In 1989 Mr. Brandonisio relocated to Las Vegas, Nevada to oversee the operations of a locally owned vending service provider. After approx. six years Mr. Brandonisio resigned as operations manager to accept a senior management position with a similar company in Las Vegas. After a brief period of time serving as Vice-President of the company, Mr. Brandonisio acquired the company and created Brandway Inc. and Horizon Vending, a multi-state vending and food service provider.

Mr. Brandonisio has served as CEO of Brandway, Inc. since 1997.  In 2001, Horizon Vending became a franchise of Canteen (a division of Compass Group) the world’s largest food service provider.   In 2007 Rocky Brandonisio was named President of Rudy Nutrition.

Mr. Brandonisio has served as a member of the Clark County (Nevada) Enterprise Township Advisory Board since 1989.  Mr. Brandonisio is a member of the Nevada Development Authority and serves as a Trustee.

Mr. Brandonisio is a member of the Las Vegas Executives Association.  Mr. Brandonisio is a member of the Board of Directors and serves on various committees of Southwest USA Bank in Las Vegas, NV.

Kevin S. Kaplan: Chief Financial Officer and Director

President and CEO of Coaching Charities LLC, Mr. Kaplan oversees all company operations in his nationally recognized foundation management company.  His company’s function is to promote professional sports teams, individual team members, college teams and players with innovative marketing programs.  Kevin has been called a “Marketing Expert” and “Promotion Whiz”.   His client base consists of many national sports affiliated organizations at the top levels.  Kevin has developed unique marketing programs that attract national media coverage producing direct results.

Mr. Kaplan has served a Vice President of Marketing for the Birmingham Fire of the World League (NFL Europe), First Security Bank of New Mexico and Director of Marketing for the Fiesta Casino & Hotel (Las Vegas), a property owned one time by The Maloof Family.  He also founded and served as Executive Director of Beer Drinkers of America, a national 800,000 member consumer advocacy organization funded by Anheuser-Busch and Miller Brewing Company.

Kevin is the architect of the first ever sellout of University Stadium (BYU vs. Universityof New Mexico football game), which was recognized as “promotion of the year” by theAlbuquerque Sports Hall of fame in 1994.  He is a 1987 recipient of the New Mexico Jaycees “Top Ten Young New Mexican” Award and recognized as “Who’s Who in American Universities and Colleges”.  In 1998, Kevin was inducted into the Eastern New Mexico University Athletic Hall of Honor.

Mr. Kaplan is the Founder and past Chairman of the Central New Mexico Susan G. Komen Breast Cancer Foundation. In addition Kevin also served as International President of the Kappa Sigma Fraternity. Mr. Kaplan is a 1985 graduate (B.A. Communications) of Eastern New Mexico University and resides in Albuquerque, New Mexico.

Mark E. McIlvane: Advisory Board

Mr. McLlvane has many years experience in the telecom distribution, management, manufacturing and telecom software industries.  His responsibilities included financing, marketing, management and monitoring of large projects.  Mark has been in senior positions in such companies as, ACI Telecom, US West Telecom as senior Vice President and General Manager.  In 1991 he moved to a more specialize environment at Envoy Global, Inc. as the Senior Vice President of Sales and Marketing.  From there Mr. McLlvane secured a position as Senior Vice President, North America Sales of Comverse Technologies. His main responsibilities were to introduce new products to North America by using new concepts and marketing ideas for the wireless markets. Mark also maintained a position at Clarent Corporation as the Executive Vice President of Business operations.  There he managed post IPO growth and restructuring after building the sales organization in EMEA, North America, South and Latin America and Australia.

In 2001, Mr. McLlvane founded McLlvane Partners, LLC, where he guided his wireless and messaging clients to over $10,000,000 in sales with his leadership and experience of tough telecom markets.

 In 2003, Mr. McLlvane was given the title of President and CEO for Personeta, Inc., where he took over an early stage manufacturing company which was under funded and raised $25,000,000 and directed sales growth to 8+ million with a strong management of distribution evolution.

Kevin F. Delaney: Advisory Board

Mr. Delaney has served 34 years in the United States Navy.  As a Vietnam Veteran he flew 700 combat missions and had six command tours with two award winning aviation squadrons, an aircraft wing, Naval Air Station Jacksonville (Which under his command was selected from 178 Navy bases worldwide for the Commander-in-Chief’s  Installation Excellence Award as the Navy’s best shore installation) and was Commander, Naval Shore Activities, U.S. Atlantic Fleet.  Just prior to his retirement, Mr. Delaney served as the Navy’s Regional Commander for the Southeastern United States and the Caribbean. He was responsible for over 40 commands including 14 major naval installations including 4 hospitals. Rear Admiral Delaney retired from the navy in 1998.

Kevin founded his company, Delaney and Associates Consulting after several years in senior executive positions in the Healthcare and Automotive industries.  His company specializes in a full range of government business opportunities specializing in-start up companies and emerging technologies.  Kevin’s talents also include national speaking engagements specializing in topics such as leadership, management and quality and improvement subjects.

In addition, Mr. Delaney enjoys being a co-spokesman with William Shatner for the nationally syndicated Heartbeat of America, Inc. “Keeping America Strong” series.

Over the past fifteen years Mr. Delaney has served on the boards of 17 area non-profit organizations in Northeast Florida.  He is the recipient of many service awards.  Kevin and his wife Pat reside in Jacksonville Florida.

(F)   Executive Compensation:  For the fiscal year ended June 30, 2007, no officer and/or director received compensation from Rudy except as follows:

                Daniel Ruettiger accrued $27,893.01 in royalties in fiscal year 2007.  Mr. Ruettiger hasan agreement with Rudy in which receives a royalty of 10% of net sales as defined in theagreement.  Royalties in the amount of $2,518.08 were recorded in fiscal year 2006.

Mr. Ruettiger received $65,000 in fiscal year 2007 and $30,000 in fiscal year 2006 aspayments in lieu of appearances and speaking fees.  Mr. Ruettiger received $25,000 inappearance fees in fiscal year 2006.

Mr. Drew Carver served as President of Rudy until Rudy was acquired by Rudy Partners,Ltd. in January 2007.  During Fiscal year ended June 30, 2007, Mr. Carver received$50,769.18 in wages and $58,769.18 in fiscal year 2006.  Mr. Carver also received an additional $21,500 in professional fees and $12,500 in non specified employee benefits in fiscal year 2006.

(G)   Related Transactions:  See Items 2.01 and 2.05(1) above.  No other transactions between any executive officer or directors have occurred.

(H)  Description of Securities:  Rudy is authorized to issue 600,000,000 shares of Common Stock, par value $0.001, and 80,000 shares of Preferred Stock, par value $0.01.  As of February 11, 2008, there were 35,043,300 shares of Common Stock outstanding and 13,850 shares of Series B of Preferred Stock.

                        Common Stock:  No holder of shares of Common Stock of Rudy shall be entitled, as such, to any preemptive or preferential rights to subscribe to any unissued stock or any other securities of Rudy now or hereafter authorized.

Each share of Common Stock shall be entitled to one vote at stockholders’ meetings, either in person or by proxy.  Cumulative voting shall not be permitted.

The aggregate number of shares of Preferred Stock which the Corporation shall have authority to Issue is 80,000 shares as a par value of $.01 per share.  All stock when Issued shall be fully paid and non-assessable.  The Company has designated 30,000 shares of preferred stock as Series B.

The Preferred Stock may be divided into and issued in series.  The Board of Directors of Rudy is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be designated the shares thereof from the shares of all other series and classes.  The Board of Directors of the Rudy is authorized, within any limitations presented by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)	The rate of dividend, the time of payment of dividends, whether dividends are cumulative; and the data from which any dividends shall accrue;
(b)	Whether shares may be redeemed, and if so, the redemption price and the terms and conditions of redemption;
(c)	The amount payable upon shares in the event of voluntary or
(d)	Sinking fund or other provisions, if my, for the redemption or purchase of shares;
(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(f)
Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)
Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, _, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

(I)   Market Price of Common Stock:  Since March 2006, there has been very little trading of shares of Rudy’s common stock.  Rudy’s new symbol is _ and was issued in connection with the Acquisition.  See Item 2.01 above.

(J)   Legal:  The Company is subject to a number of claims from former vendors, one of which, XG-AD, Inc. has filed suit on December 4, 2007, in the United States District Court for the Eastern District of Missouri, which alleges an outstanding balance of $41,598.  The Company is in settlement discussions with all of the vendors and expects to resolve the issues without significant additional cost.

               (K)   Changes in Accountants:  As described in Rudy’s Form 8-K filed on February 4, 2008, Rudy engaged Moore & Associates as its independent registered public accounting firm.  Rudy’s prior accounting firm resigned in February 2006.

(L)   Recent Sales of Unregistered Securities:  See Item 3.02 above.  There were no other sales of unregistered securities during the period.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the transaction described above in Item 2.01, Dennis Vadura, the sole director and officer of Rudy resigned.  Prior thereto, he elected the following individuals to the positions set forth opposite their respective names:

Name	Position	Age
Daniel E. Ruettiger	Chief Executive Officer,	59
	Chairman of the Board, Secretary and Director

Rocky Bradisino	President and Director	46

Kevin Kaplan	Chief Financial Officer and Director	44

SECTION 9:  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements And Exhibits

(a)
Financial Statements of Business Acquired:  Audited financial statements of Rudy Beverage, Inc. for the year ended June 30, 2007 and from inception (November 10, 2005) to June 30, 2006 are included herewith as Exhibit 99.1.  The Registrant shall file the audited financial statements of Rudy Nutrition for the two years ended June 30, 2007 and the unaudited quarterly financial statements for both companies by amendment hereto not later than 71 days after the date that the Acquisition was consummated and the related initial report on Form 8-K is filed.

(b)
Pro Forma Financial Information:  Required pro forma financial information will be filed by amendment hereto not later than 71 days after the date that the Acquisition was consummated and the related report on Form 8-K is filed.

(c)	Exhibits:

Exhibit No.	Description
10.1	Stock for Stock Exchange Agreement dated as of January 21, 2008
23.1	Consent of Moore & Associates, Chartered;
99.1	Rudy Beverage, Inc. audited historical financial information as of June 30, 2007and 2006.
•	Balance sheets as of June 30, 2007 and 2006;
•	Statements of Operations for the year ended June 30, 2007 and the period from inception (April 6, 2006) through December 31, 2006;
•	Statements of Stockholders’ Equity (Deficit) for the year ended June 30, 2007 and the period from inception (April 6, 2006) through December 31, 2006;
•	Statements of Cash flows for the year ended June 30, 2007 and the period from inception (April 6, 2006) through December 31, 2006;
•	Notes to financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDY NUTRITION

Date: February 13, 2008	By:	/s/ Daniel E. Ruettiger
Daniel E. Ruettiger
Chief Executive Officer